UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

August 7, 2023

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 7, 2023, Campbell Soup Company, a New Jersey corporation (“Campbell” or the “Company”), Sovos Brands, Inc., a Delaware corporation (“Sovos”), and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Sovos, with Sovos surviving as a wholly owned subsidiary of the Company (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share of Sovos (“Sovos Common Stock”) (other than shares of Sovos Common Stock (i) held by Sovos as treasury stock or owned by the Company or Merger Sub immediately prior to the Effective Time, (ii) held by any subsidiary of either Sovos or the Company (other than Merger Sub) immediately prior to the Effective Time and (iii) any dissenting Sovos Common Stock) will be converted into the right to receive an amount in cash equal to (x) $23.00 per share of Sovos Common Stock, without interest; plus (y) if applicable, $0.00182 multiplied by the number of calendar days elapsed after nine months after the date of execution of the Merger Agreement until and excluding the closing date of the Merger (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•	Each restricted share of Sovos Common Stock that is outstanding as of immediately prior to the Effective Time (each, “Sovos Restricted Stock”) will be canceled in exchange for the Merger Consideration; provided that each share of Sovos Restricted Stock which vests solely based on the achievement of a performance condition and for which the applicable performance condition remains unsatisfied (after giving effect to the Merger) shall, in accordance with its existing terms, be forfeited to the Sovos Brands Limited Partnership as of immediately prior to the closing for no consideration to the applicable holder thereof and thereafter shall be converted into the Merger Consideration in accordance with, and subject to the terms of, the Merger Agreement; and

•	Each outstanding award of restricted stock units in respect of shares of Sovos Common Stock, including awards of performance-based restricted stock units (each, a “Sovos RSU Award”), that is held by any non-employee director or former service provider of Sovos will be canceled at the Effective Time in exchange for the Merger Consideration. All other Sovos RSU Awards will be converted upon the Effective Time into time-vesting restricted stock unit awards in respect of common stock of Campbell, par value $0.0375 per share, having equivalent value and terms (including time-based vesting schedule). In the case of Sovos RSU Awards subject to a performance-based vesting condition, such performance conditions will be deemed achieved at the target level (i.e., 100%), or if applicable under the existing terms of such awards, the actual level of performance calculated as of the Effective Time (if greater).

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the absence of any injunction or other order issued by a court of competent jurisdiction in the United States or applicable law or legal prohibition in the United States that prohibits or makes illegal the consummation of the Merger, (ii) the approval of Sovos’s shareholders holding at least a majority of the outstanding shares of Sovos Common Stock entitled to vote on the adoption of the Merger Agreement (the “Requisite Sovos Vote”) and (iii) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The obligation of each party to consummate the Merger is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), (b) compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Merger Agreement and (c) in Company’s case, the absence of a material adverse effect with respect to Sovos.

Under the Merger Agreement, Sovos is subject to customary “no-shop” restrictions on Sovos’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows Sovos, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an unsolicited, written acquisition proposal from another third party if the board of directors of Sovos determines in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal either (i) constitutes a superior proposal or (ii) would reasonably be expected to lead to a superior proposal, and that failure to engage in negotiations or discussions with such third parties would be inconsistent with its fiduciary duties. Under the Merger Agreement, Sovos is also required to pay a termination fee of approximately $71 million to Campbell if the Merger Agreement is terminated due to Sovos’ board of directors changing its recommendation, if Sovos terminates the Merger Agreement to enter into an agreement for a Superior Proposal, or if an alternative acquisition proposal has been publicly disclosed (and not withdrawn), the Merger Agreement is terminated and Sovos consummates an alternative acquisition proposal, or signs a definitive agreement for an alternative acquisition proposal (that is subsequently consummated), within twelve months of such termination.

The Merger Agreement contains certain customary termination rights for the Company and Sovos, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before February 7, 2025 (the “End Date”) or on a change of recommendation of the Merger by Sovos’ board of directors.

If the Merger Agreement is terminated by either party because (i) the Merger has not been consummated by the End Date or (ii) a court of competent jurisdiction or other governmental authority in the United States issued an injunction, order or decree that prohibits or makes illegal consummation of the Merger or permanently enjoins the Company, Merger Sub or Sovos from consummating the Merger, in each case, solely as a result of failure to obtain the expiration or termination of the applicable waiting period relating to the Merger under the HSR Act or the issuance of an injunction, order or decree relating to antitrust laws in the United States, then, in each case, the Company will be obligated to pay to Sovos a one-time fee equal to $145 million in cash, minus any Reimbursed Expenses (as defined below).

Sovos has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use reasonable best efforts to carry on its business in all material respects in the ordinary course of business substantially consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by the Company.

The Company is required to reimburse Sovos for up to $10 million of the reasonable and documented fees and expenses incurred by Sovos in connection with obtaining (or seeking to obtain) the expiration or termination of the applicable waiting period under the HSR Act (the “Reimbursed Expenses”).

If the Merger is consummated, the Sovos Common Stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

In addition, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the willingness of the Company and Merger Sub to enter into the Merger Agreement, each of the members of the board of directors of Sovos that hold shares of Sovos Common Stock and certain shareholders named on Exhibit A to the Merger Agreement (together, the “Supporting Shareholders”), have entered into Voting Agreements (collectively, the “Voting Agreements”), pursuant to which such Supporting Shareholders agree, among other things, to vote in favor of the adoption of the Merger Agreement. In the aggregate, the Voting Agreements obligate the Supporting Shareholders to vote approximately 34% of the outstanding shares of Sovos Common Stock, as of the date hereof, in favor of adoption of the Merger Agreement for so long as Sovos’s board of directors recommends the Merger. A copy of the Voting Agreement with certain shareholders named on Exhibit A to the Merger Agreement and the form of Voting Agreement with each of the members of the board of directors of Sovos that hold shares of Sovos Common Stock are attached as Exhibit 10.1 and 10.2, respectively.

The Merger Agreement and the Voting Agreements and the above descriptions have been included to provide investors with information regarding each of their terms and conditions. They are not intended to provide any other factual information about the Company, Sovos or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Sovos included in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement and the Voting Agreements were made only for purposes of the Merger Agreement and the Voting Agreements, as applicable, and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement and the Voting Agreements, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Voting Agreements, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sovos or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement and Voting Agreements. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Voting Agreement with certain shareholders named on Exhibit A to the Merger Agreement and the form of Voting Agreement with each of the members of the board of directors of Sovos that hold shares of Sovos Common Stock are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Investor Presentation

On August 7, 2023, Campbell posted on its website, www.campbellsoupcompany.com, under "Investor Center," an investor presentation (the "Investor Presentation"). A copy of the Investor Presentation that was posted by Campbell is furnished as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.

Press Release

On August 7, 2023, Campbell issued a press release announcing the entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations regarding our future results of operations, economic performance, financial condition and achievements. These forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "pursue," "strategy," "target," "will" and similar expressions. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, and may reflect anticipated cost savings or implementation of our strategic plan. These statements reflect our current plans and expectations and are based on information currently available to us. They rely on several assumptions regarding future events and estimates which could be inaccurate and which are inherently subject to numerous risks and uncertainties.

We wish to caution the reader that the following important factors and those important factors described in our other Securities and Exchange Commission filings, or in our 2022 Annual Report on Form 10-K, could affect our actual results and could cause such results to vary materially from those expressed in any forward-looking statements made by, or on behalf of, us:

•	the conditions to the completion of the Sovos transaction, including obtaining Sovos stockholder approval, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all;

•	long-term financing for the Sovos transaction may not be obtained on favorable terms, or at all;

•	closing of the Sovos transaction may not occur or be delayed, either as a result of litigation related to the transaction or otherwise or result in significant costs of defense, indemnification and liability;

•	the risk that the cost savings and any other synergies from the Sovos transaction may not be fully realized or may take longer or cost more to be realized than expected, including that the Sovos transaction may not be accretive within the expected timeframe or the extent anticipated;

•	completing the Sovos transaction may distract the Company’s management from other important matters;

•	the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation;

•	the Company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup;

•	the impact of strong competitive responses to the Company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising;

•	the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies;
•	the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions;

•	disruptions in or inefficiencies to the Company’s or Sovos’ supply chain and/or operations, including reliance on key supplier relationships;

•	the impacts of, and associated responses to, the COVID-19 pandemic on the Company’s and/or Sovos’s business, suppliers, customers, consumers and employees;

•	the risks related to the effectiveness of the Company's hedging activities and the Company's ability to respond to volatility in commodity prices;

•	the Company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes;

•	changes in consumer demand for the Company’s and/or Sovos’s products and favorable perception of the Company’s and/or Sovos’s brands;
•	changing inventory management practices by certain of the Company’s and Sovos’ key customers;

•	a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Company’s key customers maintain significance to the Company’s business; product quality and safety issues, including recalls and product liabilities;

•	the possible disruption to the independent contractor distribution models used by certain of the Company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification;

•	the uncertainties of litigation and regulatory actions against the Company or Sovos;

•	the costs, disruption and diversion of management’s attention associated with activist investors;

•	a disruption, failure or security breach of the Company’s or the Company's vendors' information technology systems, including ransomware attacks;

•	impairment to goodwill or other intangible assets;

•	the Company’s and Sovos’ ability to protect their respective intellectual property rights;

•	increased liabilities and costs related to the Company’s defined benefit pension plans;

•	the Company’s and Sovos’ ability to attract and retain key talent;

•	goals and initiatives related to, and the impacts of, climate change, including weather-related events;

•	negative changes and volatility in financial and credit markets,

•	deteriorating economic conditions and other external factors, including changes in laws and regulations;

•	unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities; and

•	other factors described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description.

2.1*	Agreement and Plan of Merger, dated as of August 7, 2023, by and among Campbell Soup Company, Premium Products Merger Sub, Inc. and Sovos Brands, Inc.
10.1*	Voting Agreement, dated as of August 7, 2023, by and among Campbell Soup Company and the stockholders of Sovos Brands, Inc. parties thereto
10.2	Form of Voting Agreement
99.1	Investor Presentation
99.2	Press Release, dated as of August 7, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: August 7, 2023

	By:	/s/ Carrie L. Anderson
		Name:	Carrie L. Anderson
		Title:	Executive Vice President and Chief Financial Officer